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ROGUEWAVE SOFTWARE, INC.
SCHEDULE OF VALUATION AND
QUALIFYING ACCOUNTS


                                                                  EXHIBIT 22.1


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                                                             Additions
                                                     -------------------------
                                     Balance at       Charged to   Charged to                 Balance at
                                    beginning of      costs and      other                      end of
Descriptions                          period          expenses      accounts     Deductions     period

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

September 30, 1994
 Allowance for Doubtful accounts      $  5             $  29          $  --        $  --         $  34
 Sales Returns Reserve                  --               252             --         (216)           36

September 30, 1995
 Allowance for Doubtful accounts        34               539             --         (322)          251
 Sales Returns Reserve                  36               453             --         (378)          111

September 30, 1996
 Allowance for Doubtful accounts       251                --             --         (144)          107
 Sales Returns Reserve                 111               598             --         (598)          111
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